Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports First Quarter 2020 Results

•	Revenue of $230.9 million in the first quarter of 2020 increased 15.0% from revenue of $200.7 million for the comparable prior-year period, representing a backlog conversion rate of 18.0%.
•

Net new business awards were $246.9 million in the first quarter of 2020, representing a decrease of 0.7% from net new business awards of $248.7 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.07x.

•

First quarter of 2020 GAAP net income was $29.0 million, or $0.76 per diluted share, versus GAAP net income of $19.2 million, or $0.51 per diluted share, for the comparable prior-year period. Net income margin was 12.5% and 9.6% for the first quarter of 2020 and 2019, respectively.

•	EBITDA was $40.6 million for the first quarter of 2020, an increase of 21.3% from EBITDA of $33.4 million for the comparable prior-year period, resulting in an EBITDA margin of 17.6%.

CINCINNATI, OHIO, April 28, 2020-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Results

Revenue for the three months ended March 31, 2020 increased 15.0% to $230.9 million, compared to $200.7 million for the comparable prior-year period. On a constant currency organic basis, revenue for the first quarter of 2020 increased 15.2% compared to the first quarter of 2019.

Backlog as of March 31, 2020 grew 16.8% to $1.3 billion from $1.1 billion as of March 31, 2019. Net new business awards were $246.9 million, representing a net book-to-bill ratio of 1.07x for the first quarter of 2020, as compared to $248.7 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the first quarter of 2020, total direct costs were $165.8 million, compared to total direct costs of $145.7 million in the first quarter of 2019. Selling, general and administrative (SG&A) expenses were $25.1 million in the first quarter of 2020, compared to SG&A expenses of $21.3 million in the first quarter of 2019.

GAAP net income for the first quarter of 2020 was $29.0 million, or $0.76 per diluted share, versus GAAP net income of $19.2 million, or $0.51 per diluted share, for the first quarter of 2019. This resulted in a net income margin of 12.5% and 9.6% for the first quarter of 2020 and 2019, respectively.

EBITDA for the first quarter of 2020 increased 21.3% to $40.6 million, or 17.6% of revenue, compared to $33.4 million, or 16.7% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the first quarter of 2020 increased 19.1% from the first quarter of 2019.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $134.0 million at March 31, 2020, and the Company generated $49.1 million in cash flow from operating activities during the first quarter of 2020. During the first quarter of 2020, the Company repurchased approximately 0.7 million shares for a total of $43.2 million. The Company had $56.8 million remaining under its authorized share repurchase program at the end of the quarter.

COVID-19 Update and Financial Guidance

While we continue to operate globally, the level of activity at each of our locations varies depending on the local governmental requirements and guidelines. The majority of our office staff are effectively working remotely and our labs are fully operational with modifications made to ensure the safety of our employees. The diversion of resources to treat COVID-19 patients has significantly impacted the operations at most of the investigative sites where patients in our clinical trials are recruited and treated. This has resulted in reduced trial starts and slowed new business awards. Depending on the duration of the disruption ongoing studies may be cancelled and some of our clients may lack the funding to complete trials which are extended due to slowed recruitment of patients. We work with many smaller clients with limited financial resources and market disruptions may make raising additional funds difficult. Travel restrictions and business closures have also impacted study participants and clinical sites which affects our ability to efficiently provide clinical trial services. As a result, we are working with our customers to develop solutions to limit disruption to clinical trials while following required regulatory guidelines and maintaining quality to ensure the health and well-being of study participants. These include alternative assessment methods such as virtual monitoring visits.

We believe the COVID-19 pandemic will have an increasing impact on our results of operations in the future, and as we cannot predict the duration or scope of the pandemic, the future financial impact on our results of operations cannot be reasonably estimated at this time. Due to this economic uncertainty, the Company is withdrawing previously provided revenue, EBITDA, net income, and net income per diluted share guidance and is not issuing new guidance at this time. We will provide updated guidance when we can reasonably estimate the impacts of the COVID-19 pandemic on business results.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Wednesday, April 29, 2020, to discuss its first quarter 2020 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 5203559.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Wednesday, April 29, 2020 until 12:00 p.m. ET on Wednesday, May 13, 2020. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 5203559.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,600 people across 37 countries as of March 31, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,”

“see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles, including the impact of the changes to the revenue recognition standards; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 25, 2020, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended
	March 31,
	2020	2019
Revenue, net	$230,879	$200,741
Operating expenses:
Direct service costs, excluding depreciation and amortization	88,795	75,109
Reimbursed out-of-pocket expenses	77,006	70,594
Total direct costs	165,801	145,703
Selling, general and administrative	25,124	21,308
Depreciation	2,453	1,991
Amortization	1,997	5,844
Total operating expenses	195,375	174,846
Income from operations	35,504	25,895
Other income (expense), net:
Miscellaneous income (expense), net	617	(282)
Interest income (expense), net	357	(955)
Total other income (expense), net	974	(1,237)
Income before income taxes	36,478	24,658
Income tax provision	7,524	5,460
Net income	$28,954	$19,198
Net income per share attributable to common shareholders:
Basic	$0.80	$0.54
Diluted	$0.76	$0.51
Weighted average common shares outstanding:
Basic	36,024	35,698
Diluted	38,030	37,285

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)	As Of
	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$133,999	$131,920
Accounts receivable and unbilled, net	136,374	155,662
Prepaid expenses and other current assets	32,629	29,446
Total current assets	303,002	317,028
Property and equipment, net	50,015	47,292
Operating lease right-of-use assets	58,667	52,152
Goodwill	662,427	662,396
Intangible assets, net	52,353	54,350
Deferred income taxes	490	376
Other assets	10,680	9,477
Total assets	$1,137,634	$1,143,071
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,985	$22,404
Accrued expenses	107,005	109,252
Advanced billings	189,562	192,359
Other current liabilities	25,099	18,987
Total current liabilities	338,651	343,002
Operating lease liabilities	51,395	45,212
Deferred income tax liability	14,022	12,849
Other long-term liabilities	15,767	15,725
Total liabilities	419,835	416,788
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at March 31, 2020 and December 31, 2019, respectively; 35,484,473 and 36,065,278 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	355	360
Treasury stock - 200,000 shares at March 31, 2020 and December 31, 2019, respectively	(6,030)	(6,030)
Additional paid-in capital	673,372	666,585
Retained earnings	53,831	68,109
Accumulated other comprehensive loss	(3,729)	(2,741)
Total shareholders’ equity	717,799	726,283
Total liabilities and shareholders’ equity	$1,137,634	$1,143,071

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Three months ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,954	$19,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,453	1,991
Amortization	1,997	5,844
Stock-based compensation expense	5,445	3,183
Amortization of debt issuance costs and discount	-	138
Noncash lease expense	2,917	2,363
Deferred income tax provision	1,079	656
Amortization and adjustment of deferred credit	(181)	(200)
Other	(67)	(43)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	19,301	4,255
Prepaid expenses and other current assets	(2,694)	(1,642)
Accounts payable	(6,809)	(2,684)
Accrued expenses	(1,757)	(5,221)
Advanced billings	(2,695)	2,437
Lease liabilities	(2,236)	(2,041)
Other assets and liabilities, net	3,441	5,771
Net cash provided by operating activities	49,148	34,005
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(5,561)	(2,520)
Other	39	(1,322)
Net cash used in investing activities	(5,522)	(3,842)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	1,331	972
Repurchases of common stock	(41,776)	-
Payment of debt	-	(24,000)
Net cash used in financing activities	(40,445)	(23,028)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,102)	(290)
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	2,079	6,845
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	131,920	23,282
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$133,999	$30,127

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended
	March 31,
	2020	2019
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$28,954	$19,198
Interest (income) expense, net	(357)	955
Income tax provision	7,524	5,460
Depreciation	2,453	1,991
Amortization	1,997	5,844
EBITDA (Non-GAAP)	$40,571	$33,448
Net income margin (GAAP)	12.5%	9.6%
EBITDA margin (Non-GAAP)	17.6%	16.7%